EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2015 and the states or jurisdictions in which they are organized. Each subsidiary is indented beneath its principal parent. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs Paris Inc. et Cie	France
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group UK Limited	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Goldman Sachs Group Holdings (U.K.) Limited	United Kingdom
Rothesay Life (Cayman) Limited	Cayman Islands
Broad Street Principal Investments International, Ltd.	Cayman Islands
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Elevatech Limited	Hong Kong
Goldman Sachs Strategic Investments (Asia) L.L.C.	Delaware
GS (Asia) L.P.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Hedge Fund Strategies LLC	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) Corporate Holdings L.P.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs (Asia) L.L.C.	Delaware
GS EMEA Funding Limited Partnership	United Kingdom
Goldman Sachs Holdings (Singapore) PTE. Ltd.	Singapore
J. Aron & Company (Singapore) PTE.	Singapore
Goldman Sachs (Singapore) PTE.	Singapore
Goldman Sachs Holdings ANZ Pty Limited	Australia
GS HLDGS Anz II Pty Ltd	Australia
Goldman Sachs Australia Group Holdings Pty Ltd	Australia
Goldman Sachs Australia Capital Markets Limited	Australia
Goldman Sachs Australia Pty Ltd	Australia
GS Holdings (Delaware) L.L.C. II	Delaware
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Swancastle Limited	Ireland
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
Goldman Sachs Execution & Clearing, L.P.	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
GS Investment Strategies, LLC	Delaware
MLQ Investors, L.P.	Delaware
PIA Holdings Cayman	Cayman Islands
GS PIA Holdings GK	Japan
Crane Holdings Ltd.	Japan

Name	State or Jurisdiction of Organization of Entity
ELQ Holdings (Del) LLC	Delaware
ELQ Holdings (UK) Ltd	United Kingdom
ELQ Investors VII Ltd	United Kingdom
GS Sapphire Holding Limited	United Kingdom
ELQ Investors IX Ltd	United Kingdom
ELQ Investors II Ltd	United Kingdom
ELQ Investors VIII Ltd	United Kingdom
Goldman Sachs Specialty Lending Holdings, Inc.	Delaware
Special Situations Investing Group II, LLC	Delaware
MTGRP, L.L.C.	Delaware
GS Diversified Funding LLC	Delaware
Hull Trading Asia Limited	Hong Kong
Goldman Sachs LLC	Mauritius
Goldman Sachs Venture LLC	Mauritius
GS Power Holdings LLC	Delaware
MTGLQ Investors, L.P.	Delaware
Broad Street Principal Investments Superholdco LLC	Delaware
Broad Street Principal Investments, L.L.C.	Delaware
Broad Street Credit Holdings LLC	Delaware
GS Direct, L.L.C.	Delaware
GS Fund Holdings, L.L.C.	Delaware
Shoelane GP, L.L.C.	Delaware
Shoelane, L.P.	Delaware
GSFS Investments I Corp.	Delaware